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FOR IMMEDIATE RELEASE                                              [ADT Logo]

March 4, 1997


ADT Limited ("ADT")

ADT ANNOUNCES JOINT MARKETING AGREEMENT WITH AT&T. AT&T SALES FORCE TO MARKET ADT ELECTRONIC SECURITY SERVICES


Hamilton, Bermuda, March 4, 1997 -- ADT Limited (NYSE - ADT), announced that its subsidiary ADT Security Services, Inc. ("ADT") has signed a joint marketing agreement with AT&T Corporation.

Under the agreement, AT&T's residential customers will be eligible for special offers and discounts on ADT electronic security services. These offers will be conveyed in targeted communications that AT&T sends directly to its customers, for example, the "True Rewards" member newsletter. In addition, AT&T salespeople will be able to refer their AT&T business customers to ADT for special ADT offers and discounts on commercial electronic security services.

ADT will promote AT&T residential long distance communications services to ADT residential customers, ADT employees and employees of certain ADT commercial customers.

Commenting, Mr. Michael A. Ashcroft, Chairman and Chief Executive Officer of ADT, said:

"ADT sees its future in forming strategic alliances with the best of the best and AT&T is definitely a world class company."

"This arrangement represents a significant step in expanding our channels of distribution and promises to be a highly efficient and cost effective method of adding new customers."

"The agreement combines two strong brand names and will benefit from the full support of ADT's national distribution network together with the additional investment being made in the ADT brand during 1997."

ADT, through its subsidiaries, is the largest provider of electronic security services in North America and the United Kingdom, providing continuous monitoring of commercial and residential security systems to over 1.8 million customers in North America and Europe.

With the most powerful network in the world, AT&T offers consumers communications and information services including long distance, wireless, online, home entertainment, and local, that can make their personal lives richer.

Forward Looking Information
---------------------------

ADT may occasionally make statements regarding its business and the markets for its services, including projections of future performance, statements of management's plans and objectives, forecasts of market trends and other matters which, to the extent that they are not historical fact, may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

Certain statements contained herein constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements contained herein regarding the consummation and benefits of future acquisitions as well as expectations with respect to future sales, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of ADT, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward looking statements include, among others overall economic and business conditions, the demand for ADT's services, competitive factors in the industry, regulatory approvals and uncertainty about the consummation of future acquisitions.

CERTAIN ADDITIONAL INFORMATION: ADT Limited (the "Company") will be soliciting proxies against the proposals of Western Resources, Inc.
(together with its subsidiaries, "Western") and revocations of proxies previously given to Western for such proposals. The following individuals may be deemed to be participants in the solicitation of proxies and revocations of proxies by the Company: ADT Limited, Michael A. Ashcroft, John E. Danneberg, Alan B. Henderson, James S. Pasman, Jr., Stephen J. Ruzika, W. Peter Slusser, William W. Stinson, Raymond S. Troubh and
Angela E. Entwistle. As of February 28, 1997 Mr. Ashcroft is the beneficial owner of 11,075,718 of the Company's common shares, Mr. Danneberg is the beneficial owner of 102 of the Company's common shares, Mr. Henderson is the beneficial owner of 621 of the Company's common shares, Mr. Pasman is the beneficial owner of 2,000 of the Company's common shares, Mr. Ruzika is the beneficial owner of 1,157,405 of the Company's common shares, Mr. Slusser is the beneficial owner of 2,800 of the Company's common shares, Mr. Stinson is the beneficial owner of 3,010 of the Company's common shares, Mr. Troubh is the beneficial owner of 2,500 of the Company's common shares and Ms. Entwistle is the beneficial owner of 29,500 of the Company's common shares. The Company has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") to act as its financial advisor in connection with Western's proposals. Merrill Lynch is an investment banking firm that provides a full range of financial services for institutional and individual clients. Merrill Lynch does not admit that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A ("Schedule 14A") promulgated by the Commission under the Securities Exchange Act of 1934, as amended in the proxy solicitation, or that such Schedule 14A requires the disclosure of certain financial information concerning Merrill Lynch. In connection with Merrill Lynch's role as financial advisor to the Company, Merrill Lynch and the following investment banking employees of Merrill Lynch may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are shareholders of the Company: Richard
Johnson (Managing Director), Huston McCollough (Managing Director), Hugh O'Hare (Vice President), Robert Simensky (Vice President) and Paul Bastone (Associate). In the normal course of its business, Merrill Lynch regularly buys and sells securities issued by the Company and its affiliates ("ADT Securities") for its own account and for the accounts of its customers, which transactions may result from time to time in Merrill Lynch and its associates having a net "long" or net "short" position in ADT Securities or option contracts or other derivatives in or relating to ADT Securities. As of February 28, 1997, Merrill Lynch held positions in ADT Securities as principal as follows: (i) net "short"
769,995 of the Company's common shares; (ii) net "long" 51,000 par amount of 9.25% Guaranteed Senior Subordinated Notes of ADT Operations, Inc. due
August 1, 2003; and (iii) net "long" 31,509 Liquid Yield Option [Trademark] Notes of ADT Operations, Inc. due 2010, exchangeable for 889,499 of the Company's common shares.

Contact:
--------

ADT
561-988-3600


Note:
-----
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